                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                       NEW JERSEY RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                        NEW JERSEY RESOURCES CORPORATION
                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                              PROXY STATEMENT AND
                 NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 21, 2004
                            ------------------------

     The Annual Meeting (the "Meeting") of Shareholders of New Jersey Resources Corporation (the "Company") will be held at 10:30 a.m., Wednesday, January 21, 2004, at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, for the following purposes:

          1. To elect five directors to the Board of Directors for terms expiring in 2007.

          2. To approve the action of the Audit Committee of the Board of Directors in retaining Deloitte & Touche LLP as auditors for the fiscal year ending September 30, 2004.

          3. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 12, 2003, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

     A copy of the Company's Annual Report for fiscal 2003 is being mailed concurrently with this proxy material to all shareholders of record.

     A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please vote by telephone, the Internet, or sign, date and return the enclosed proxy promptly to the Secretary in the enclosed envelope. Please refer to the enclosed Proxy Card for instructions about the use of each of these options.

                                          OLETA J. HARDEN
                                          Secretary

Wall, New Jersey
December 19, 2003

                                PROXY STATEMENT
                            ------------------------

                        NEW JERSEY RESOURCES CORPORATION
                               1415 WYCKOFF ROAD
                             WALL, NEW JERSEY 07719
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 21, 2004

     This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the "Meeting") of Shareholders of New Jersey Resources Corporation (the "Company"), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the "Board") solicits this proxy and urges you to vote immediately.

     The Company's Annual Report for fiscal year 2003 has been mailed to the Company's shareholders, or is being mailed together with this proxy statement. The 2003 Annual Report is not incorporated into this proxy statement and shall not be considered a part of this proxy statement or soliciting materials.

     This proxy statement and the accompanying proxy materials are being mailed to shareholders on or about December 19, 2003.

                            PLACE OF ANNUAL MEETING

     The Board has designated the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, January 21, 2004.

                VOTING OF SECURITIES AND SHAREHOLDER INFORMATION

     The proxies solicited by this proxy statement vest in the proxy holders voting rights with respect to the election of directors (unless the shareholder marks the proxy to withhold that authority) and on all other matters voted upon at the Meeting. As provided by New Jersey law, if you abstain from or withhold your vote (whether directly or through your broker), your shares will not be included in the total number of votes cast, and therefore will have no effect on the vote. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Meeting. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Meeting.

     Whether you vote by telephone, Internet or by mail, you may later revoke your proxy at any time before it is exercised by: (i) submitting a properly signed proxy with a later date; (ii) voting by telephone or the Internet at a later time, or (iii) voting in person at the Annual Meeting. See the enclosed Proxy Card for instructions.

     Only holders of record of the Company's outstanding Common Stock at the close of business on December 12, 2003 are entitled to notice of and to vote at the Meeting. At the close of business on December 12, 2003, there were 27,383,317 outstanding shares of Common Stock. Each share is entitled to one vote. No person, to the knowledge of the Company, based upon filings with the Securities and Exchange Commission, held beneficially 5% or more of the Company's Common Stock as of December 12, 2003.

     The following table sets forth, as of December 12, 2003, the beneficial ownership of equity securities of the Company of each of the directors and each of the executive officers of the Company listed in the Summary Compensation Table below, and of all directors and executive officers of the Company as a group. The shares owned by all such persons as a group constitute approximately 4% of the total shares outstanding.

                                                                                    AMOUNT AND NATURE OF
                                                                TITLE OF                 BENEFICIAL
NAME                                                            SECURITY               OWNERSHIP(1)(2)
----                                                          ------------    ---------------------------------
Nina Aversano...............................................  Common Stock       19,563 shares   --    Direct
Lawrence R. Codey...........................................  Common Stock       11,156 shares   --    Direct
Leonard S. Coleman..........................................  Common Stock       25,973 shares   --    Direct
                                                                                     10 shares   --    Indirect(3)
Laurence M. Downes..........................................  Common Stock      310,469 shares   --    Direct
                                                                                  2,898 shares   --    Indirect
R. Barbara Gitenstein.......................................  Common Stock          219 shares   --    Direct
Oleta J. Harden.............................................  Common Stock       73,851 shares   --    Direct
                                                                                    104 shares   --    Indirect
Alfred C. Koeppe............................................  Common Stock          200 shares   --    Direct
Dorothy K. Light............................................  Common Stock       28,067 shares   --    Direct
                                                                                     70 shares   --    Indirect
Glenn C. Lockwood...........................................  Common Stock      116,632 shares   --    Direct
Joseph P. Shields...........................................  Common Stock       79,916 shares   --    Direct
                                                                                     18 shares   --    Indirect
J. Terry Strange............................................  Common Stock        1,436 shares   --    Direct
William H. Turner...........................................  Common Stock       11,925 shares   --    Direct
Gary W. Wolf................................................  Common Stock       21,165 shares   --    Direct
George R. Zoffinger.........................................  Common Stock       37,321 shares   --    Direct
                                                                                    450 shares   --    Indirect(3)
                                                                                    300 shares   --    Indirect
All Directors and Executive Officers as a Group.............  Common Stock    1,095,046 shares   --    Direct
                                                                                  4,145 shares   --    Indirect

---------------
(1) Information as to the amount and nature of beneficial ownership not within the knowledge of the Company has been furnished by each individual.

(2) Includes shares subject to currently exercisable options or any options exercisable within the next 60 days, deferred stock units ("Units") in the Directors' fee deferral plan or officers deferral plan, and performance units awarded pursuant to the Employee and Outside Director Long-Term Incentive Compensation Plan ("LTIP Units"), if any, as follows: Ms. Aversano -- 15,750 options and 1,171 Units; Mr. Codey -- 8,250 options and 813 Units; Mr. Coleman -- 20,250 options and 4,541 Units; Mr.
    Downes -- 263,522 options, 30,260 Units, and 6,317 LTIP Units; Mrs.
    Harden -- 51,134 options, 9,313 Units and 2,527 LTIP Units; Mrs.
    Light -- 18,750 options and 1,171 Units; Mr. Lockwood -- 96,459 options, 10,534 Units and 3,159 LTIP Units; Mr. Shields -- 66,375 options, 6,647 Units and 1,895 LTIP Units; Mr. Strange -- 1,000 options; Mr.
    Tarney -- 45,000 options, 6,830 Units and 1,895 LTIP Units; Mr.
    Turner -- 8,250 options and 2,600 Units; Mr. Wolf -- 18,750 options and 918 Units; Mr. Zoffinger -- 18,750 options and 6,216 Units; and all directors and executive officers as a group 865,557 options, 111,884 Units and 23,753 LTIP Units.

(3) Messrs. Coleman and Zoffinger disclaim beneficial ownership of these securities.

                             ELECTION OF DIRECTORS

                            [ITEM (1) ON PROXY CARD]

                                     ITEM 1

     The Board of Directors currently consists of thirteen members divided into three classes with overlapping three-year terms. In accordance with the Company's policy on the age limitations for directors, Mr. Joe B. Foster and Mrs. Hazel Gluck are retiring from the Board of Directors after ten years of service and nine years of service, respectively, effective as of the date of the Meeting, and are not being replaced at this time. We thank them for their outstanding service to the Company. Because of these retirements, subsequent to the Meeting, the Board of Directors will consist of eleven members.

     Five individuals have been nominated for election as directors at the Meeting, each to serve for three-year terms expiring 2007 and each until their respective successors are elected and have qualified. Each of the nominees is currently serving as a director of the Company. With the exception of Dr. Gitenstein and Mr. Koeppe, the newest members of the Board, the other nominees have each been previously elected by the Company's shareholders at least once. There were no nominee recommendations from shareholders or group of shareholders. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares each proxy represents for all of the nominees for election as directors.

     The affirmative vote of a plurality of the shares of the Company's Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

     Proxies solicited by the Board will be voted in favor of the nominees listed below, unless otherwise specified in the proxy. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person approved by the Board of Directors.

                                      NOMINEES FOR ELECTION AS
                                DIRECTORS WITH TERMS EXPIRING IN 2007

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
       [CODEY PHOTO]               Retired. Formerly President & Chief Operating Officer, Public
     Lawrence R. Codey             Service Electric & Gas Company from September 1991 through
    Director since 2000            February 2000. Director, The Trust Company of New Jersey, a
           Age 59                  financial institution, United Water Resources, Inc., a utility holding company with subsidiaries providing water and wastewater services, Horizon Blue Cross Blue Shield of New Jersey, a health care insurance provider and Sealed Air Corporation, a
                                   manufacturer and seller of food and specialty packaging materials and systems.


      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------

       [DOWNES PHOTO]              Chairman of the Board of Directors of the Company since September
     Laurence M. Downes            1996 and President and CEO of the Company since July 1995; First
    Director since 1995            Vice Chairman and Director, American Gas Association and
           Age 46                  Chairman, New Jersey Commission on Higher Education.



     [GITENSTEIN PHOTO]            President, The College of New Jersey since 1999; Executive
   R. Barbara Gitenstein           Vice President and Provost, Drake University from 1995 to
    Director since 2003            1998 and Trustee, ING Funds, a mutual funds and variable
           Age 55                  annuities company.

       [KOEPPE PHOTO]              President and Chief Operating Officer, Newark Alliance, a
      Alfred C. Koeppe             non-profit organization whose mission is to improve the city
    Director since 2003            of Newark, NJ; President and Chief Operating Officer from
           Age 57                  March 2000 to October 2003 and Senior Vice
                                   President -- Corporate Services from 1996 to 2000, Public
                                   Service Electric and Gas Company; Director, Horizon Blue
                                   Cross Blue Shield of New Jersey and a member of the Board of
                                   Governors of the National Conference.

       [TURNER PHOTO]              Senior Partner, Summus Limited, a consulting firm
     William H. Turner             specializing in the financial services industry, since
 Director since March 2000         September 2002. Chairman from September 1999 to September
           Age 63                  2002, and President from August 1997 to September 2002, PNC
                                   Bank, N.A., New Jersey and Northeast Region; President and
                                   Chief Executive Officer from 1996 to 1997, and currently
                                   Director, Franklin Electronic Publishers, an electronics
                                   reference products company; retired as Vice Chairman, Chase
                                   Bank in 1996; Director, Standard Motor Products, Inc., an
                                   automotive replacement parts company, and Volt Information
                                   Sciences, Inc., a staffing services, telecommunications and information solutions company. Chairman, Atlantic Health
                                   System; Chairman, PNC Bank Regional Advisory Council;
                                   Trustee, NJN Foundation and Trinity College, and President,
                                   Montclair Art Museum.

                                  DIRECTORS WITH TERMS EXPIRING IN 2005

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [AVERSANO PHOTO]             President and CEO, Aversano Consulting, L.L.C., providing
       Nina Aversano               consulting services to companies in the telecommunications
    Director since 1998            industry since June 2002; Advisor and Executive Vice President,
           Age 58                  Worldwide Field Operations, Apogee Networks, a content building and service creation software company, from May 2001 through
                                   March 2002; President, North America Global Service Provider
                                   Division, Lucent Technologies, a designer, developer and
                                   manufacturer of telecommunications systems, software and
                                   products, from 1993 to December 2000, formerly AT&T Network
                                   Systems Division; and Director, ADVA Optical Networks, a German
                                   based telecommunications equipment supplier.


      [COLEMAN PHOTO]              Senior Advisor since November 1999 and formerly President,
     Leonard S. Coleman            National League of Professional Major League Baseball Clubs
    Director since 1995            from March 1994 to that time; Director, Aramark Corporation,
           Age 54                  a food service and uniform sales and rentals company,
                                   Cendant Corp., a car rental and leasing, hotel and real
                                   estate franchise company, H. J. Heinz Company, a
                                   manufacturer and marketer of processed food products,
                                   Omnicom Group, Inc., an advertising holding company, Owens
                                   Corning Corp., a glass and plastics manufacturing company,
                                   Churchill Downs, Inc., operator of thoroughbred horse race tracks, Electronic Arts, Inc., a creator, marketer and
                                   distributor of entertainment software and Member, PNC Bank
                                   Regional Advisory Council.

       [LIGHT PHOTO]               CEO, Alden Enterprises, LLC, since January 1996, a
      Dorothy K. Light             consulting company; Corporate Vice President and Secretary
    Director since 1990            from June 1990 to July 1995, The Prudential Insurance
           Age 66                  Company of America; former Trustee and Chair, Milkweed
                                   Editions, a publishing company, and former Trustee and
                                   Chair, Save the Patient, a non-profit educational
                                   organization.

                                DIRECTORS WITH TERMS EXPIRING IN 2006

      NAME AND PERIOD
     SERVED AS DIRECTOR            BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER AFFILIATIONS
     ------------------            -----------------------------------------------------------------
      [STRANGE PHOTO]              Retired. Vice Chair and Managing Partner of U.S. Audit Practice,
      J. Terry Strange             from 1996 to 2002 and Global Managing Partner of Audit Practice
       Director since              from 1998 to 2002, KPMG, LLP, an independent accounting firm;
        January 2003               Director, Compass Bancshares, a financial institution,
           Age 59                  BearingPoint, a business consulting, systems integration and managed services firm, Group 1 Automotive, Inc., automobile dealer franchises and collision service centers, financing, insurance & service contracts.

        [WOLF PHOTO]               Senior Partner, Cahill Gordon & Reindel LLP, a law firm, for more
        Gary W. Wolf               than five years.
    Director since 1996
           Age 65

     [ZOFFINGER PHOTO]             President and CEO, New Jersey Sports & Exposition Authority since
    George R. Zoffinger            March 2002; President & CEO, Constellation Capital Corp., from
    Director since 1996            March 1998 to March 2002, a financial services company; President
           Age 55                  & CEO, Value Property Trust, a publicly owned real estate
                                   investment trust from 1995 to February 1998; Director, Commercial
                                   Federal Bancorp, NTL, Inc., a United Kingdom cable company, New
                                   Jersey Alliance for Action, and New Jersey World Trade Council;
                                   Trustee and Chairman, New Brunswick Development Corporation.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                THE PROPOSED NOMINEES FOR THE BOARD OF DIRECTORS

                          INFORMATION ABOUT THE BOARD

     During fiscal 2003, there were ten meetings of the Board of Directors. Each director attended more than 75% of the combined meetings of the Board of Directors and the committees on which he or she served during the year. The Company encourages all directors to attend the Company's annual shareholders' meeting if at all possible. Eleven of the twelve directors at the time attended the Company's annual shareholders meeting in 2003.

BOARD STANDARDS OF INDEPENDENCE

     The Board has determined that each member of the Board, other than the Chief Executive Officer (CEO), must be "independent" and have no relationships with the Company. The standards set by the Board are more stringent than the definition of "independence" set forth in the New York Stock Exchange listing standards. With the exception of Mr. Downes, the Chairman of the Board and CEO, each member of the Board has been determined to be independent in accordance with the adopted standards.

NON-MANAGEMENT DIRECTORS

     The non-management members of the Board meet without management present at each regularly scheduled meeting of the Board. The non-management director meetings are chaired by the lead director, Mr. Lawrence R. Codey. Any shareowner wishing to communicate with the non-management directors on an anonymous basis may do so by calling Ethicspoint, Inc., an unaffiliated toll-free hotline service at 1-866-384-4277 or via E-mail at ethicspoint.com. Ethicspoint, Inc. will then notify the lead director or another designated representative of the non-management directors. A copy of the Board's Corporate Governance Guidelines is available on the Company's website at njliving.com under the caption "Investor Relations".

CODE OF BUSINESS CONDUCT AND ETHICS

     The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Company's CEO and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations and a code for all senior management as required by the New York Stock Exchange rules. Our Codes govern such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. A copy of both Codes of Conduct are available on the Company's website at njliving.com under the caption "Investor Relations".

                    INFORMATION ABOUT THE BOARD'S COMMITTEES

AUDIT COMMITTEE

     The Audit Committee consists of Nina Aversano, Lawrence R. Codey, J. Terry Strange (Committee Chair) William H. Turner and Gary W. Wolf. Mr. Strange has been determined by the Board to be the Audit Committee financial expert, as such term is defined by the SEC Regulation S-K Item 401(h)(2). Each member of the Audit Committee is independent, under the standards set by the Board, which are more stringent than the standards set by the New York Stock Exchange. In addition, each Audit Committee member satisfies the audit committee independence standards under the Sarbanes-Oxley Act of 2002. The Audit Committee met thirteen times during fiscal 2003 for the purpose of overseeing management's responsibilities for accounting, internal controls and financial reporting. The Committee also selects and approves the independent public accounting firm to serve as the Company's auditors for each fiscal year, approves the retention of such firm for any other purposes, and approves the audit and non-audit fees the Company pays to such firm. The functions and responsibilities of the Committee are described in the "Report of the Audit Committee" set forth below. A copy of the Audit Committee Charter is attached as Appendix "A" and is also available on the Company's website at njliving.com under the caption "Investor Relations".

EXECUTIVE COMMITTEE

     The Executive Committee consisted during fiscal 2003 of Lawrence R. Codey (Committee Chair), Leonard S. Coleman, Laurence M. Downes, Joe B. Foster, Hazel
S. Gluck and J. Terry Strange. During the interval between meetings of the Board of Directors, the Executive Committee is authorized under the Company's By-Laws to exercise all the powers of the Board of Directors in the management of the Company, unless specifically directed otherwise by the Board or otherwise proscribed by law. This Committee did not meet during fiscal 2003.

FINANCIAL POLICY COMMITTEE

     The Financial Policy Committee, which consisted of Lawrence R. Codey, Leonard S. Coleman (Committee Chair), Dr. R. Barbara Gitenstein, Hazel S. Gluck,
J. Terry Strange and William H. Turner during fiscal 2003, met three times during fiscal 2003 to review and make recommendations to the Board concerning financing proposals, dividend guidelines, capital and operating budgets and other corporate financial and pension matters.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE

     The Leadership Development and Compensation Committee, which consisted during fiscal 2003 of Nina Aversano, Joe B. Foster (Committee Chair), Dorothy K. Light, Gary W. Wolf and George R. Zoffinger, met twice during fiscal 2003 to oversee the performance and qualifications of senior management, and to interpret, implement and administer the annual compensation and benefits of all elected officers of the Company and its subsidiaries. See the "Report of the Leadership Development and Compensation Committee", below, regarding the factors considered by the Committee in its review of executive compensation. Each member of the Leadership Development and Compensation Committee is "independent" under the standards set by the Board, which are more stringent than the standards set by the New York Stock Exchange. A copy of the Leadership Development and Compensation Committee Charter can be found on the Company's website at njliving.com under the caption "Investor Relations".

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

     The members of the Nominating/Corporate Governance Committee during fiscal 2003 were Leonard S. Coleman, Joe B. Foster, Hazel S. Gluck (Committee Chair), Dorothy K. Light, Gary W. Wolf and George R. Zoffinger, and this Committee met six times in fiscal 2003. Each member of the Nominating/Corporate Governance Committee is independent under the standards set by the Board, which are more stringent than the standards set by the New York Stock Exchange. The purpose of the Committee is to assess the corporate needs for an effective Board and then, using those assessments, make recommendations to the Board regarding Board composition, size, additional skills and talents needed. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. The Nominating/Corporate Governance Committee will consider qualified nominations for directors recommended by shareholders. Recommendations should be sent to New Jersey Resources Corporation, Office of the Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Any nomination for director should be received by the Secretary on or before September 5, 2004. Nominees will be required to bring the skills and talents and have the knowledge and expertise at the time needed to assure that the composition, structure and operation of the Board serve the best interest of the Company and its shareholders. The Nominating/Corporate Governance Committee has a written charter available on the Company's website at njliving.com under the caption "Investor Relations".

                             AUDIT COMMITTEE REPORT

     In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended September 30, 2003, the Audit Committee met thirteen times, and the Audit Committee discussed the interim financial information contained in the Company's Quarterly Reports on Form 10-Q with the Chief Financial Officer and the independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on their independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," discussed with the auditors relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit functions, organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the audit of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included by incorporating by reference in its Annual Report on Form 10-K for the fiscal year ended September 30, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

J. Terry Strange, Chair    William H. Turner
Nina Aversano              Gary W. Wolf
Lawrence R. Codey

Dated: November 18, 2003

     The "Audit Committee Report" above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) each Director receives an annual retainer of $24,800, of which $8,000 is paid in Company common stock; (2) each Director receives a fee of $1,000 for each Board and committee meeting attended, except for Audit Committee meetings, for which a fee of $1,500 is paid and (3) the chairs of the Audit and Executive Committees receive an annual retainer of $10,000 and the chairs of all other Board committees receive an annual retainer of $5,000. Directors also receive, at the time they are first elected to the Board, a one-time award of 200 shares and options to purchase 5,000 shares of the Company's common stock pursuant to the Employee and Outside Director Long-Term Incentive Compensation Plan (the "Long-Term Plan"). An additional award of options to purchase 1,500 shares of the Company's common stock is made annually. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for serving on the Board. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or committee meetings.

                       REMUNERATION OF EXECUTIVE OFFICERS

     The following "Leadership Development and Compensation Committee Report" and "Comparison of Five Year Cumulative Total Return" graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

     The Leadership Development and Compensation Committee (the "Committee") of the Board of Directors consists of five non-employee directors who are independent of the Company under the standards set by the Board, which are more stringent than standards set by the New York Stock Exchange.

     The Committee's executive compensation philosophy is designed to attract, energize, reward and retain qualified executive personnel who will provide superior results over the long-term and enhance the Company's position in a highly competitive market. The Committee reviews the performance of the officers of the Company and its subsidiaries, and makes recommendations to the Board with respect to the compensation and benefit programs that are applicable to these officers. The Committee also has oversight of certain of the Company's employee benefit plans.

     The Committee uses a national compensation consultant to review competitive compensation levels of senior executives in the industry. Through this process, the Committee identifies the competitive compensation levels, both with respect to base salary and overall executive compensation packages among the Company's peers. Many, but not all of the compensation peer companies are contained in the Standard and Poor's Utilities Index used in the performance graph on page 15.

     The Committee compares this external data to the base salary and other compensation provided to senior Company executives. In this fashion, the Committee is able to establish both individual compensation levels and target performance levels under the Company's Officer Incentive Compensation Plan (the "Incentive Plan").

     Compensation levels set for each executive officer are based upon marketplace compensation information, the Committee's judgment and performance against established goals. Individual performance is measured in several specific areas, including the development and execution of annual operating plans, strategic plans, leadership qualities, staff development, change in leadership responsibilities and the individual's specific contributions to corporate objectives which have a significant and positive impact on the Company. Performance of the subsidiary companies is measured by comparing actual achievements to financial and strategic objectives in their annual operating plans. Company performance is reviewed to ensure consistency with the overall corporate vision, mission and strategies. In making compensation decisions for 2003, the Committee reviewed executive accomplishments in total energy deliveries, number of new customers, cost of adding a new customer, earnings, expenses, return on equity, operating and net income, total shareholder return and the Company's assumption of a leadership role in energy-related businesses.

     The Committee has established three programs providing for direct compensation of executive officers: the Base Salary Program, the Incentive Plan and the Long-Term Plan. The structure of the total executive compensation package is such that when the Company achieves its target annual business objectives, the Company's senior executives receive a level of compensation approximately equivalent to the median compensation paid to similar executive positions in the marketplace.

BASE SALARY PROGRAM

     In setting the base salary level of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in similar companies. The Committee also considers the executive's experience level, time and placement in grade and the actual performance of the executive. Changes in compensation are directly dependent upon individual and Company performance.

INCENTIVE PLAN

     Under the Incentive Plan, officers and certain key employees of the Company and New Jersey Natural Gas Company ("NJNG"), a wholly-owned subsidiary of the Company, designated by the Committee, may receive additional cash compensation based upon the Committee's thorough evaluation of the Company's performance against a series of performance objectives. The Committee believes that variable at-risk compensation, both annual and long-term, should make up a significant part of an executive's compensation and that the amount of this compensation component opportunity should increase with increasing levels of responsibility. Awards under the Incentive Plan are based upon a percentage of the base salary of each eligible Incentive Plan participant during the year. Threshold, target and maximum incentive award levels are established annually by the Committee for each award group.

     Individual awards are payable based on the attainment of a portfolio of goals including earnings, customer satisfaction and leadership. Incentive award levels provide payments that are at approximately market median when target results are achieved.

LONG-TERM PLAN

     The Long-Term Plan provides for the award of stock options, (the "Stock Options"), performance units (the "Performance Units"), or restricted stock (the "Restricted Stock") to designated employees. The Committee believes that Performance Units, each unit of which is equal to a share of Common Stock, and Restricted Stock awards provide executives a strong incentive to create earnings that could be the foundation for the payment of dividends and as a focus on stock price appreciation. As the value of the Company's stock is generally considered the strongest indicator of overall corporate performance, awards of Stock Options, which allow the executive to benefit by appreciation in stock price, and the performance-based Performance Units and Restricted Stock provide strong incentives to executives by relating a portion of their compensation to the future value of the Company's stock. Additionally, the use of stock-based compensation encourages individuals to act as owners/managers and is an important means of fostering a mutual interest between management and shareholders. Share ownership guidelines were established for Directors and executives in fiscal 2003, specifying by position an expected level of stock ownership to be achieved over a five-year period.

     In fiscal 2003, the Committee made two-year awards under the Long-Term Plan in the form of Performance Units and Stock Options. Performance Units were valued at fair market value of Company stock at the time of grant. The Performance Units will only vest upon (i) the attainment of a schedule of performance goals related to total shareholder return as measured against a peer group and (ii) additional service beyond the point when the goal is reached. The higher the ranking of the Company among the peer group, the greater the number of Performance Units that will be earned, up to a maximum of 150% of target. No Performance Units will vest if the Company does not perform in at least the top half of the peer group. Stock Options were also granted with an exercise price equal to fair market value at the time of grant. Awards made to executives under the long-term plan are calibrated to position total remuneration at approximately the 60th percentile of the competitive marketplace if all awards vest.

CEO COMPENSATION

     Mr. Downes' calendar 2003 base salary was $500,000, positioned at approximately the median level for comparable companies. The incentive award of $300,000 made to Mr. Downes for achievements in fiscal 2003 reflects results that overall exceeded the specific 2003 targets. The Committee awarded Mr. Downes 60,000 Stock Options and 16,000 Performance Units (at target).

US INCOME TAX LIMITS ON DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code (the "Code") provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income tax, unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee has relied and intends to continue to rely on performance-based compensation programs. The Committee expects that such programs will fulfill future corporate business objectives. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, such programs will be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The Committee recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity whose executive officer or director is a director of the Company.

                LEADERSHIP DEVELOPMENT & COMPENSATION COMMITTEE:

Joe B. Foster, Chair  George R. Zoffinger
Nina Aversano         Gary W. Wolf
Dorothy K. Light

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                       ANNUAL           COMPENSATION AWARDS
                                                    COMPENSATION      -----------------------
                                                  -----------------    LTIP UNIT                   ALL OTHER
                                                  SALARY     BONUS    AWARD(S)**    OPTIONS**   COMPENSATION***
  NAME AND PRINCIPAL POSITION             YEAR*     ($)       ($)         (#)          (#)            ($)
  ---------------------------             -----   -------   -------   -----------   ---------   ---------------
  Laurence M. Downes....................  2003    486,154   250,000     16,000        60,000         4,000
  Chairman, CEO and President             2002    437,711   220,000          0             0         4,000
                                          2001    396,923   160,000      5,000       100,000         3,400
  Glenn C. Lockwood.....................  2003    207,231    54,000      6,000        30,000         6,217
  Senior Vice President &                 2002    197,269    58,000          0             0         5,318
    Chief Financial Officer               2001    188,654    50,000      2,500        50,000         5,387
  Oleta J. Harden.......................  2003    196,400    50,490      6,000        30,000         5,892
  Senior Vice President,                  2002    183,723    54,000          0             0         5,160
    General Counsel & Secretary           2001    172,019    45,000      2,000        30,000         5,161
  Joseph P. Shields.....................  2003    193,077   125,000      6,000        30,000         5,375
  Senior Vice President,                  2002    172,269    75,000          0             0         5,168
    Energy Services, NJNG                 2001    160,961    52,000      1,500        40,000         4,829
  Wayne K. Tarney.......................  2003    179,170    45,401      2,700        16,000         5,792
  President, NJR Home Services            2002    175,088    49,000          0             0         5,253
    Company                               2001    168,308    45,000      1,500        40,000         5,049

---------------
  * For fiscal year ended September 30.
 ** Represents a share of Common Stock.
*** Represents the Company's matching contributions under the Employees'
    Retirement Savings Plan (the "Savings Plan").

                       OPTION GRANTS IN 2003 FISCAL YEAR

                               INDIVIDUAL GRANTS

                                                   PERCENT OF                              POTENTIAL REALIZABLE
                           NUMBER OF SECURITIES   TOTAL OPTIONS                              VALUE AT ASSUMED
                            UNDERLYING OPTIONS     GRANTED TO     EXERCISE                 ANNUAL RATES OF STOCK
                                 GRANTED          EMPLOYEES IN     PRICE     EXPIRATION   PRICE APPRECIATION FOR
  NAME                             (#)             FISCAL YEAR     ($/SH)       DATE            OPTION TERM
  ----                     --------------------   -------------   --------   ----------   -----------------------
                                                                                              5%          10%
                                                                                             ($)          ($)
                                                                                             ---          ---
  Laurence M. Downes.....         60,000              22.2%        31.49      1/14/13     1,188,225    3,011,212*
  Glenn C. Lockwood......         30,000              11.1%        31.49      1/14/13       594,112    1,505,606
  Oleta J. Harden........         30,000              11.1%        31.49      1/14/13       594,112    1,505,606
  Joseph P. Shields......         30,000              11.1%        31.49      1/14/13       594,112    1,505,606
  Wayne K. Tarney........         16,000               5.9%        31.49      1/14/13       316,860      802,990

---------------
* The stock options granted to Mr. Downes in fiscal 2003 would produce the pre-tax gain of $3,011,212 shown in the table above only if the Company's stock price rises to $81.68 per share before Mr. Downes exercises the stock options. Based on the number of shares of Company stock outstanding at the end of 2003, such an increase in the Company's stock price would produce a corresponding aggregate pre-tax gain of approximately $1,366,824,000 for the Company's shareholders. In other words, Mr. Downes' potential gain from stock options granted in 2003 would equal two-tenths of one percent (.2%) of the potential gain to all shareholders resulting from the assumed future stock price increases.

                AGGREGATED OPTION EXERCISES IN 2003 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF
                                                                                      UNEXERCISED
                                                                                      IN-THE-MONEY
                                  SHARES                        NUMBER OF               OPTIONS
                                ACQUIRED ON     VALUE      UNEXERCISED OPTIONS         AT FISCAL
                                 EXERCISE      REALIZED    AT FISCAL YEAR-END           YEAR-END
  NAME                              (#)          ($)               (#)                    ($)
  ----                          -----------    --------    -------------------        ------------
                                                              EXERCISABLE/            EXERCISABLE/
                                                              UNEXERCISABLE          UNEXERCISABLE
  Laurence M. Downes..........    10,257       158,877       263,522/285,000      3,156,239/2,450,753
  Glenn C. Lockwood...........     1,302        21,678         96,459/67,500        1,090,165/463,001
  Oleta J. Harden.............     2,601        43,480         51,134/52,500          616,452/332,401
  Joseph P. Shields...........         0             0         66,375/60,000          715,469/397,701
  Wayne K. Tarney.............         0             0         45,000/46,000          432,426/334,001

                     LTIP UNIT AWARDS IN 2003 FISCAL YEAR*

                                                             NUMBER OF LTIP
                                                             UNITS AWARDED    PERFORMANCE PERIOD
  NAME                                                            (#)            UNTIL PAYOUT
  ----                                                       --------------   ------------------
  Laurence M. Downes.......................................      16,000            10/01/05
  Glenn C. Lockwood........................................       6,000            10/01/05
  Oleta J. Harden..........................................       6,000            10/01/05
  Joseph P. Shields........................................       6,000            10/01/05
  Wayne K. Tarney..........................................       2,700            10/01/05

---------------
* LTIP Units, which represent a share of Common Stock, were awarded pursuant to the Long-Term Plan on 1/15/03. The LTIP Units will only vest if the Company's total shareholder return ranks in the 50th percentile as measured against its peer group. The higher the Company's ranking, the greater the LTIP Units that will be earned, up to a maximum of 150% of the grant, plus an equivalent number of units that reflect accrued reinvested dividends on the total ("Possible Total"). If the performance goal is met, each executive will receive 50% of the Possible Total on 10/01/05. The remaining 50% will be paid out on 10/01/06 if the executive is still employed by the Company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                                                  [FIVE-YEAR TOTAL RETURN GRAPH]

                      9/98    9/99     9/00     9/01     9/02     9/03
                      ($)     ($)      ($)      ($)      ($)      ($)
The Company           100    117.28   124.35   140.96   163.52   185.69
Company Peer Group**  100     94.79   107.89   110.94   110.51   130.83
S&P Utilities         100     98.30   140.84   105.41    68.19    83.48
S&P 500               100    127.76   144.69   106.26    84.54   105.15

---------------

 * Assumes $100 invested on September 30, 1998, in the Company stock, the S&P Utilities Index and the S&P 500 Index. Cumulative total return includes reinvestment of dividends.

** The twenty-four companies in the Company Peer Group noted above are as follows: AGL Resources, Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corp., NiSource, Inc., Consolidated Edison Energy, Inc., Dominion Resources, Inc., Energy East Corporation, Keyspan Energy Corp., Laclede Gas Co., Nicor, Inc., Northwest Natural Gas Co., NUI Corporation, Oneok, Inc., PP&L Resources, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Public Service Enterprise Group, Inc., Scana Corp., SEMCO Energy, Inc., Sempra Energy, South Jersey Industries, Inc., Vectren Corp., and Washington Gas Light Co. The Company includes the performance of the Company Peer Group, because the Company Peer Group has a higher percentage of natural gas utility and combination natural gas and electric utility companies operating in the same region as the Company and having comparable size and market capitalization to that of the Company, as compared with the S&P Utilities Index.

                                RETIREMENT PLANS

     The following table sets forth estimated annual benefits payable upon retirement (including amounts attributable to the Plan for Retirement Allowances for Non-Represented Employees (the "Retirement Allowance Plan") and any other defined benefit supplementary or excess pension award plans) in specified compensation and years of service classifications, and assumes a reduction of approximately 10% which is applied to married employees in order to provide the spouse a survivor's annuity of 50% of the employee's reduced retirement benefit:

                               PENSION PLAN TABLE

                           YEARS OF CREDITED SERVICE

COMPENSATION             10         15         20         25         30         35         40         45
------------           -------   --------   --------   --------   --------   --------   --------   --------
$150,000.............  $19,984   $ 29,976   $ 39,968   $ 49,960   $ 59,952   $ 69,944   $ 78,381   $ 86,819
 175,000.............   23,696     35,545     47,393     59,241     71,089     82,938     92,781    102,625
 200,000.............   27,409     41,113     54,818     68,522     82,227     95,931    107,181    118,431
 225,000.............   31,121     46,682     62,243     77,804     93,364    108,925    121,581    134,238
 250,000.............   34,834     52,251     69,668     87,085    104,502    121,919    135,981    150,044
 275,000.............   38,546     57,820     77,093     96,366    115,639    134,913    150,381    165,850
 300,000.............   42,259     63,388     84,518    105,647    126,777    147,906    164,781    181,656
 325,000.............   45,971     68,957     91,943    114,929    137,914    160,900    179,181    197,463
 350,000.............   49,684     74,526     99,368    124,210    149,052    173,894    193,581    213,269
 375,000.............   53,396     80,095    106,793    133,491    160,189    186,888    207,981    229,075
 400,000.............   57,109     85,663    114,218    142,772    171,327    199,881    222,381    244,881
 425,000.............   60,821     91,232    121,643    152,054    182,464    212,875    236,781    260,688
 450,000.............   64,534     96,801    129,068    161,335    193,602    225,869    251,181    276,494
 475,000.............   68,246    102,370    136,493    170,616    204,739    238,863    265,581    292,300
 500,000.............   71,959    107,938    143,918    179,897    215,877    251,856    279,981    308,106
 525,000.............   75,671    113,507    151,343    189,179    227,014    264,850    294,381    323,913

     For the five executives named in the Summary Compensation Table, compensation covered by the Retirement Allowance Plan equals their 5-year average Base Salary.

     The number of years of credited service at normal retirement for the named executive officers are as follows:

                                                             YEARS OF
NAME                                                     CREDITED SERVICE
----                                                     ----------------
Laurence M. Downes.....................................         37
Oleta J. Harden........................................         30
Glenn C. Lockwood......................................         38
Joseph P. Shields......................................         39
Wayne K. Tarney........................................         10

     Benefits are computed on a straight life, annuity basis. The benefits listed in the above table are not subject to deduction for Social Security or other amounts.

     To the extent benefits that would otherwise be payable to an employee under the Company's Savings Plan exceed the specified limits on such benefits imposed by the Code, the Company intends to pay such excess benefits to the employee at the time the employee receives payment under the Retirement Allowance Plan. These excess benefit payments would be made from the general funds of the Company. As of September 30, 2003, two employees, Messrs. Downes and Lockwood, were eligible for excess benefit payments.

     The Company has supplemental retirement agreements ("Supplemental Retirement Agreements") with Messrs. Downes, Lockwood, Shields and Tarney, and Ms. Harden and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the total maximum amounts currently payable to Messrs. Downes, Lockwood, Shields and Tarney, and Ms. Harden under their respective Supplemental Retirement Agreements would be $250,000 for Mr. Downes and $125,000 for each of the remaining four officers named in the Summary Compensation Table.

                         CHANGE OF CONTROL ARRANGEMENTS

     Under the Long-Term Plan, in the event of a Change of Control (as defined in the Long-Term Plan) of the Company, the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder.

     Pursuant to the Supplemental Retirement Agreements of Messrs. Downes, Lockwood, Shields and Tarney, and Ms. Harden, in the event of a change of control of the Company, the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. Change of Control of the Company is defined in the Supplemental Retirement Agreements as a reportable change of control under the proxy rules of the SEC, including the acquisition of a 30% beneficial voting interest in the Company, or a change in any calendar year in such number of directors as constitutes a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year.

     The Company has entered into agreements with each of the 5 executives named in the Summary Compensation Table that provide each such executive certain rights in the event that his or her employment with the Company is terminated within three years following the occurrence of a Change of Control (i) by the Company without "Cause" (i.e., conviction of a felony, gross neglect, willful malfeasance or willful gross misconduct which has had a material adverse effect on the Company or repeated material willful violations of the executive's duties which result in material damage to the Company) or (ii) by the executive for "Good Reason" (e.g., due to a material breach of the agreement by the Company, including, without limitation, a material adverse change in executive's position or responsibilities or a reduction of the executive's compensation). Subject to the limitation described below, upon either such termination of employment, the executive will receive three times, in the case of Mr. Downes, and two times, in all other cases, the sum of (x) his or her then annual base salary and (y) the average of his or her annual bonuses with respect to the last three calendar years ended prior to the Change of Control. The agreements further provide that, if any such executive is subject to the so-called "golden parachute" excise tax imposed under Section 4999 of the Code, the Company shall make an additional payment to the executive in an amount sufficient to place the executive in the same after-tax position as if no such excise taxes had been imposed. For purposes of these agreements, a "Change of Control" generally means (i) the acquisition by any person of beneficial ownership of securities representing 25% or more of the combined voting power of the Company's securities; (ii) within any 24-month period, the persons who were directors of the Company immediately before such period (the "Incumbent Directors") and directors whose nomination or election is approved by two-thirds of the Incumbent Directors and directors previously approved by the Incumbent Directors ceasing to constitute a majority of the Board or (iii) the shareholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company, as a result of which the shareholders of the Company immediately prior to such event do not hold, directly or indirectly, a majority of the Voting Power (as defined in such agreements) of the acquiring or surviving corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Apart from the delivery of gas service to any Director or executive officer living in the Company's service territory, the Company does not engage in transactions with its directors or executive officers.

                            APPOINTMENT OF AUDITORS

                            [ITEM (2) ON PROXY CARD]

                                     ITEM 2

     The Board intends to vote the shares represented by the proxies for approval of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as independent public accountants (auditors) to report to the shareholders on the financial statements of the Company for the fiscal year ending September 30, 2004. Each professional service performed by Deloitte & Touche LLP during fiscal 2003 was approved in advance and the possible effect on the auditors' independence was considered by the Audit Committee. The Audit Committee has retained Deloitte & Touche LLP to report to the shareholders on the financial statements of the Company for the fiscal year ending September 30, 2004, subject to the approval of the shareholders at the Meeting. Although submission of the appointment of independent public accountants to shareholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for shareholder approval. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the shareholders do not approve the selection of Deloitte & Touche LLP, but would reconsider its selection if the shareholders' action so warrants.

                THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                    THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                                 OTHER MATTERS

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal years ended September 30, 2003, and 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") are shown in the following table:

                                                               FISCAL YEAR ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
Audit Fees(a)...............................................  $474,100   $415,560
Audit-Related Fees(b).......................................    34,400         --
                                                              --------   --------
Total Audit and Audit-Related Fees..........................   508,500    415,560
Tax Fees(c).................................................    47,375     72,765
All Other Fees..............................................        --         --
                                                              --------   --------
          Total Fees........................................  $555,875   $488,325
                                                              ========   ========

---------------

(a) Includes fees for audits of Company and subsidiary annual financial statements, and reviews of Company financial statements included in the Company's Quarterly Reports on Form 10-Q.

(b) Includes fees for Sarbanes-Oxley readiness training provided for the fiscal year ended September 30, 2003.

(c) Includes fees for the review of the federal tax return of New Jersey Resources Corporation and its subsidiaries for each of the two fiscal years ended September 30, 2003 and 2002 as well as certain tax consultations in 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder) were complied with during fiscal 2003.

EXPENSES OF SOLICITATION

     All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally, or by mail, telephone, facsimile, internet or telegraph, by officers and other regular employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay The Altman Group, Inc. a fee of $5,000 plus reasonable expenses for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining proxies from beneficial owners.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2005 Annual Meeting must be received by the Company on or before September 5, 2004 to be considered for inclusion in the Company's Proxy Statement and for consideration at that meeting. Shareholders submitting such proposals are required to be the beneficial owners of shares of the Company's Common Stock amounting to at least $2,000 in market value and to have held such shares for at least one year prior to the date of submission.

     Shareholder proposals submitted to the Company outside the processes of Rule 14a-8 of the Exchange Act (i.e., the procedures for placing a shareholder proposal in the Company's proxy materials) with respect to the Company's 2005 annual meeting of shareholders will be considered untimely if received by the Company after October 29, 2004. Accordingly, the proxy with respect to the Company's 2005 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposals received by the Company after such date.

                                 OTHER BUSINESS

     The Board does not know of any other business that may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors

                                          OLETA J. HARDEN
                                          Secretary

Dated: December 19, 2003

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

     The By-Laws of New Jersey Resources Corporation (together with its subsidiaries, the "Company") in Article IV, Section 2 require the Board of Directors ("Board") to appoint an Audit Committee ("Committee") composed of at least three independent directors. The primary purposes of the Committee are (a) to assist the Board in its oversight of (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; (3) the independent auditor's qualifications and independence; and
(4) the performance of the Company's internal audit function and independent auditors, and (b) to prepare the report that SEC rules require to be included in the Company's annual Proxy Statement. The By-Laws also require the Audit Committee to (1) retain the Company's independent auditors; (2) review the plan and scope of annual and other independent audits; (3) consult with the independent auditors regarding audit results and financial statements (including compliance with disclosure requirements); (4) oversee the adequacy of the system of internal accounting control; (5) oversee the effectiveness of the internal audit function (including reviewing and consulting with the internal auditors with respect to internal audit results and recommendations); and (6) take such other action as may be required by regulation or law.

     The Board, acting in accordance with the By-laws and in furtherance thereof, has adopted this Audit Committee Charter:

GENERAL

     The Committee shall be appointed by the Board on an annual basis, and the Board shall designate a Chairperson from among its members. All Committee nominations are the responsibility of the Nominating/Corporate Governance Committee comprised of independent directors. In accordance with the rules of the New York Stock Exchange ("NYSE"), and the Composition/Expertise and Independence Requirements thereof, and of the Securities and Exchange Commission ("SEC"):

     - Each member shall be financially literate or must become financially literate within a reasonable time after being appointed to the Committee. In addition, at least one member shall be an audit committee financial expert, as defined by the SEC. The Board shall determine whether the members meet these criteria.

     - The "Corporate Governance Guidelines" of the Company set forth the requirements for a director to be considered independent from management and the Company. In addition, Committee members shall meet the requirements with respect to independence imposed by the rules of the NYSE.

     - No Committee member may simultaneously serve on the audit committees of more than three public companies, unless the Board determines that such simultaneous service does not impair the Committee member's ability to effectively serve on the Committee and such determination is disclosed in the Proxy Statement.

     The head of the Internal Auditing Department of the Company ("head of Internal Audit") shall report directly to the Chief Executive Officer of the Company and to the Committee. The Committee shall have direct access to the independent auditors.

MEETINGS

     The Committee shall hold at least four regular meetings a year, and any additional meetings that may be requested by a Committee member, the Board, the Chief Executive Officer or the independent auditors.

     In addition to Committee members, meetings shall normally be attended by representatives of the independent auditors; the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer of the Company; the chief financial officer of New Jersey Natural Gas Company; and the head of Internal Audit. Other persons, including officers and employees of the Company, may be asked to attend at the Committee's discretion. The Secretary of the Company shall attend the meetings of the Committee to record the minutes thereof. For a portion of each meeting, the Committee shall meet separately with the independent auditors, the head of Internal Audit, the Chief Executive Officer, and other management personnel the Committee deems appropriate. Non-members may be excused from any meeting, or portion of any meeting, of the Committee upon the request of the Committee Chairperson.

     The Committee shall report to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirement, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

INDEPENDENT AUDITORS

     The Committee shall be directly responsible for the appointment (subject, if applicable, to shareholder ratification), termination, compensation, and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the Board regarding financial reporting) by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such registered public accounting firm shall report directly to the Committee. All auditing and non-auditing services provided to the Company by any such auditor shall be preapproved by the Committee.

     The Committee shall:

     - Discuss with management the selection or replacement of the independent auditors; review with the independent auditors, prior to their audit, the scope of their examination; review any non-audit services to be provided by independent auditors and consider the possible effect, if any, of these services on the independence of the independent auditors; review with the independent auditors the estimated fees to be paid for the work performed; evaluate at least annually, the independent auditor's qualifications and performance, including an evaluation of the lead partner of the independent auditor.

     - Ensure the rotation of the lead audit partner at least every five years and otherwise as required by law.

     - Ensure that the independent auditors submit on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company; discuss with the independent auditors any such relationships or any services that may impact on the objectivity and independence of the independent auditors and take appropriate action in response to such report to satisfy itself of such independence.

     - Discuss with the independent auditors such other matters and take such other action, including discussions with respect to the independent auditors' responsibility under generally accepted auditing standards; any audit problems and management's response; significant accounting policies; proposed audit adjustments not recorded, if any; unusual transactions; significant audit adjustments; other information in documents containing audited financial statements; disagreements of the independent auditors with management; the Company's consultation with other accountants; major issues discussed with management prior to retention of the independent auditors; any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company; the responsibilities, budget and staffing of the Company's internal audit function; and difficulties encountered in performing an audit.

     - Ensure hiring policies of the Company address employees or former employees of the independent auditor.

     - At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

     - Present conclusions with respect to the independent auditor to the Board.

FINANCIAL STATEMENT MATTERS

     The Committee shall:

     - Oversee the quarterly and annual reporting of the Company by reviewing the work of management and the independent auditors.

     - Review and discuss with management and the independent auditors all annual and other audited financial statements, quarterly financial statements, and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     - Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

     - Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

     - Receive from management, on a timely basis, advice of significant current financial reporting issues and practices.

     - Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of all material alternative Generally Accepted Accounting Principles ("GAAP") methods on the financial statements.

     - Review the effect of regulations and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company.

     - Discuss with management and the independent auditors their qualitative judgments about the appropriateness of accounting policies, principles and financial disclosure practices used or proposed to be adopted.

     - Make such recommendations to the Board as the Committee deems appropriate with respect to the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

OTHER MATTERS

     The Company shall provide the Committee appropriate funding, as determined by the Committee, to pay (i) compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company; (ii) compensation to any legal, accounting or other advisor the Committee shall retain and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee shall:

     - Oversee the internal audit function of the Company including (a) the planned scope of the internal audit work, (b) findings of the internal auditors and related management actions, (c) the adequacy of the staffing of the internal audit function, (d) the adequacy and effectiveness of the internal accounting controls and compliance with the Foreign Corrupt Practices Act, (e) the adequacy, effectiveness and compliance with the Code of Conduct of the Company, (f) the effectiveness of the electronic data processing procedures and controls and related security programs, and (g) review the independent auditors' letter to management, and other comments, if any, regarding the system of internal accounting controls and review any management response thereto.

     - Review major issues, if any, arising from an assessment of the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

     - Discuss policies with respect to risk assessment and risk management, including guidelines and policies to govern the risk assessment and risk management process, as well as the Company's major financial risk exposures and the steps management has taken to monitor such risk exposures.

     - Discuss with the Chief Executive Officer and Chief Financial Officer any significant deficiencies in the design and operation of internal controls, any material weaknesses in internal controls and matters of fraud as contemplated by Section 302 of the Sarbanes-Oxley Act of 2002.

     - Prepare a report to shareholders as required by the SEC to be included in the Proxy Statement.

     - As it deems necessary to carry out its duties, obtain advice and assistance from outside legal, accounting or other advisors.

     - Establish formal procedures for receiving and handling complaints. Specifically, the Committee establishes procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - Perform an annual performance evaluation of the Committee.

     - Reassess the adequacy of this Charter and the Internal Audit Department Charter on an annual basis.

     - Review such other matters as the Committee shall determine from time to time, within the scope of its responsibilities, and make such recommendations to the Board with respect thereto as the Committee deems appropriate.

                                                                  SKU 2510-PS-04

                                  DETACH HERE



                                     PROXY
                        NEW JERSEY RESOURCES CORPORATION

                        1415 WYCKOFF ROAD, WALL, NJ 07719

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Oleta J. Harden and Gary W. Wolf, with full power of substitution, proxy to represent the undersigned at the Annual Meeting of Shareholders of New Jersey Resources Corporation to be held at 10:30 a.m., local time, on Wednesday, January 21, 2004, at the Robert B. Meyner Reception Center at the PNC Bank Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733 and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of the employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.



 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                               SIDE

NEW JERSEY RESOURCES CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694




                                         YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

            VOTE-BY-INTERNET       [COMPUTER GRAPHIC]                        VOTE-BY-TELEPHONE     [PHONE GRAPHIC]

                                                               OR
            LOG ON TO THE INTERNET AND GO TO                                 CALL TOLL-FREE
            HTTP://WWW.EPROXYVOTE.,COM/NJR                                    1-877-PRX-VOTE (1-877-779-8683)


  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.







 DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                ZNJR41
                                                                           2510
 [ X ]     PLEASE MARK
           VOTES AS IN
           THIS EXAMPLE.


UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR ELECTION AS DIRECTED AND "FOR" THE PROPOSALS REFERRED TO HEREIN.


                                                                                                             FOR    AGAINST  ABSTAIN
                                                           2. To approve the retention of Deloitte &        [   ]    [   ]    [   ]
 1. Election of Directors                                     Touche LLP as auditors for the fiscal year
    NOMINEES: (01) Lawrence R. Codey, (02) Laurence M.        ending September 30,2004.
              Downes, (03) R. Barbara Gitenstein, (04)
              Alfred C. Koeppe, (05) William H. Turner

                FOR                          WITHHELD
                ALL     [   ]        [   ]   FROM ALL      3. To transact any other business that may properly be brought
              NOMINEES                       NOMINEES         before the meeting or any adjournment or adjournments thereof.


  [   ]
       ----------------------------------------------
         For all nominee(s) except as written above



                                                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING                       [   ]

                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                     [   ]


                                                           In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such.
                                                           Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.

Signature:                                 Date:                Signature:                                  Date:
          ------------------------------        --------------            --------------------------------        --------------
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